UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2022, Tyra Biosciences, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Esther van den Boom as Chief Financial Officer

On October 28, 2022, Esther van den Boom, the Chief Financial Officer of Tyra Biosciences, Inc. (the “Company”), informed the Company of her intent to resign as the Company’s Chief Financial Officer, effective December 31, 2022. Following her resignation, Ms. van den Boom has agreed to provide transitional services to the Company for one year to help facilitate the transition of her role and responsibilities to the Company’s new Chief Financial Officer. As compensation for services rendered to the Company pursuant to the consulting agreement with the Company (the “van den Boom Consulting Agreement”), Ms. van den Boom will receive a retainer of $350 per hour for her services beyond four hours per month, Ms. van den Boom’s outstanding stock awards will continue to vest and will remain exercisable during the term of her services. If Ms. van den Boom’s consulting services are terminated by the Company without cause prior to December 31, 2022, such number of her unvested equity awards as would have vested during the one-year term of the van den Boom Consulting Agreement will vest on an accelerated basis, subject to her execution of a general release of claims in favor of the Company. Ms. van den Boom’s vested equity awards will remain exercisable for a period of 24 months following any such termination; provided, however, that in no event will any option remain exercisable beyond the original outside expiration date of such option.

Appointment of Alan Fuhrman, Chief Financial Officer

On November 1, 2022, the Board of Directors of the Company (the “Board”) appointed Alan Fuhrman to replace Ms. van den Boom as the Company’s Chief Financial Officer, effective January 1, 2023. Mr. Fuhrman will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Fuhrman, 66, previously served as interim President, Chief Executive Officer and a member of the board of directors of Checkmate Pharmaceuticals, Inc. from October 2021 through February 2022 and remained on the board of directors until its acquisition by Regeneron in May 2022. Prior to that, Mr. Fuhrman served as the Chief Financial Officer of Amplyx Pharmaceuticals, Inc. from December 2017 through June 2020. Before joining Amplyx, beginning in September 2015, he served as Chief Financial Officer of Mirna Therapeutics, a publicly traded, clinical-stage microRNA company, that merged with Synlogic in August 2017. Mr. Fuhrman also served on the board of directors and as Chair of the Audit Committee for Loxo Oncology from January 2015 until its sale to Eli Lilly in February 2019. Mr. Fuhrman previously served as Chief Financial Officer of Ambit Biosciences, where he helped lead the company through its initial public offering and oversaw financial, investor and administrative operations from October 2010 until its sale to Daiichi Sankyo in January 2015. Earlier in his career, Mr. Fuhrman practiced as a certified public accountant with Coopers & Lybrand. He received a B.S. in both Business Administration and Agricultural Economics from Montana State University. Currently, Mr. Furhman serves as a member of the board of directors of both SpringWorks Therapeutics and Esperion Therapeutics.

In connection with his appointment, the Company entered into an employment agreement (the “Fuhrman Employment Agreement”). Under the Fuhrman Employment Agreement, Mr. Fuhrman’s initial annual base salary will be $440,000. Mr. Fuhrman will also be eligible to participate in an annual incentive program established by the Board. Mr. Fuhrman’s target annual incentive compensation under such incentive program will be 40% of his then-applicable annual base salary. Mr. Fuhrman will also receive a monthly stipend of up to $5,000 per month for 6 months following his commencement of employment to assist with the cost of temporary housing in the San Diego, California area prior to his permanent relocation.

In connection with his commencement of employment, Mr. Fuhrman will be granted options to purchase 328,000 shares of common stock of the Company pursuant to the Company’s 2021 Incentive Award Plan. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. In addition, Mr. Fuhrman will be granted an additional sign-on award of options to purchase 32,800 shares of common stock of the Company pursuant to the Company’s 2021 Incentive Award Plan. The sign-on options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter, provided, however, that in no event will the options vest unless (A) Mr. Fuhrman has prepared a 3-to-5 year financial plan for the Company that is acceptable to the Board or the Audit Committee of the Board on or prior to June 30, 2023, and (B) the Company has complied with its reporting obligations under the Securities Exchange Act of 1934, as amended, during 2023. The options to be granted to Mr. Fuhrman will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

The Fuhrman Employment Agreement provides for the following benefits in connection with a change in control. In the event of a change in control, the vesting of each of Mr. Fuhrman’s then outstanding unvested equity awards will accelerate as of immediately prior to such change in control with respect to 50% of the unvested shares of our common stock underlying these equity awards. The remaining 50% of the unvested shares of common stock underlying these equity awards will continue to vest at the same rate as immediately prior to the change in control, subject to each executive’s continued employment with us or our successor through the applicable vesting date. Any portion of Mr. Fuhrman’s outstanding equity awards that remains unvested as of the first anniversary of the change in control will vest in full, subject to his continued employment with us or our successor through such first anniversary.

Regardless of the manner in which Mr. Fuhrman’s employment terminates, he is entitled to receive amounts previously earned during his employment, including unpaid salary, reimbursement of expenses owed, and cash out of accrued but unused paid time-off, subject to compliance with the post-termination obligations. In addition, he is entitled to certain severance benefits under his employment agreement, subject to his execution of a release of claims and compliance with post-termination obligations.

The Fuhrman Employment Agreement provides for severance benefits for certain terminations that arise during and outside a change in control period. Upon a termination without cause, due to death, due to disability, or resignation for good reason outside of a change in control period (as such term is defined below), Mr. Fuhrman is entitled to (i) a cash lump sum payment equal to 12 months of his current annual base salary plus his then target annual bonus, pro-rated based on the total number of days elapsed in the calendar year as of his date of termination, (ii) accelerated vesting of 50% of his unvested equity awards as of his date of termination, and (iii) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if coverage under COBRA is not available under our group health plan, the cash amount necessary to maintain his health coverage at the same coverage levels in effect as of the date of his termination, until the earliest of (a) 12 months from his date of termination, or (b) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan.

Under the Fuhrman Employment Agreement, upon a termination without cause, due to death, due to disability, or resignation for good reason within 3 months prior to or 18 months after a change in control (such period, the “change in control period”), Mr. Fuhrman is entitled to (i) a cash lump sum payment equal to 18 months of his current annual base salary plus his then target annual bonus (ii) accelerated vesting of 100% of his unvested equity awards as of his date of termination, and (iii) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if coverage under COBRA is not available under our group health plan, the cash amount necessary to maintain his health coverage at the same coverage levels in effect as of the date of his termination, until the earliest of (a) 12 months from his date of termination, or (b) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan.

The foregoing descriptions of the van den Boom Consulting Agreement and the Fuhrman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which will be filed by the Company as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued on November 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date:	November 3, 2022	By:	/s/ Esther van den Boom
Esther van den Boom Chief Financial Officer